                                                       File No. 333-           .

  As filed with the Securities and Exchange Commission on  January 20, 1998.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         UNITED HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)


                 Minnesota                            41-1321939
           (State or other juris-                  (I.R.S. Employer
          diction of incorporation                Identification No.)
             or organization)
                                          David J. Lubben, General Counsel
                                           United HealthCare Corporation
              300 Opus Center                     300 Opus Center
            9900 Bren Road East                9900 Bren Road East
       Minnetonka, Minnesota 55343          Minnetonka, Minnesota 55343
             (612) 936-1300                        (612) 936-1854
    (Address, including ZIP Code, and   (Name, address, including ZIP Code,
    telephone number, including area     and telephone number, including area
     code, of registrant's principal         code, of agent for service)
          executive offices)
                                  Copies to:

   David J. Lubben, General Counsel                 James D. Alt
     United HealthCare Corporation             Dorsey & Whitney LLP
           300 Opus Center                    220 South Sixth Street
         9900 Bren Road East               Minneapolis, Minnesota 55402
     Minnetonka, Minnesota 55343                   (612) 340-2803
           (612) 936-1854

     Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered
pursuant to dividend or reinvestment plans, check the following box.  [    ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [    ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [    ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [    ]

                        CALCULATION OF REGISTRATION FEE

                                                                                           Proposed
    Title of each class                                                Proposed             maximum
   of securities to be      Amount to be     maximum offering      aggregate offering       Amount of
       registered            registered      price per unit(1)        price(1)(2)        registration fee
-------------------------  ---------------  -------------------  ----------------------  ----------------
Debt Securities (4),       $200,000,000(3)          100%             $200,000,000(3)         $59,000.00
Preferred Stock (5),
Common Stock, $.01
par value per share (5)(6)

                                                   (Footnotes on following page)

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above.

(4) The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities or Subordinated Debt Securities, or both, as more fully described herein.

(5) Such indeterminate number of shares of Preferred Stock and Common Stock as may be issued from time to time at indeterminate prices.

(6) The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at-the-market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.

              SUBJECT TO COMPLETION, DATED JANUARY 20, 1998

PRELIMINARY PROSPECTUS

                                  $200,000,000

                         UNITED HEALTHCARE  CORPORATION

               DEBT SECURITIES, PREFERRED STOCK, AND COMMON STOCK

     United HealthCare Corporation, a Minnesota corporation ("United HealthCare") may from time to time offer and sell: (i) its unsecured debt securities, which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, "Debt Securities"); (ii) shares of its preferred stock, $.001 par value per share ("Preferred Stock"), in one or more series; and (iii) shares of its common stock, par value $.01 per share ("Common Stock"), for an aggregate initial public offering price of up to $200,000,000. The Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock. The Debt Securities, Preferred Stock, and Common Stock (collectively, the "Securities") may be offered directly to one or more purchasers, through agents designated from time to time, or through underwriters or dealers. The Securities will be offered to the public at prices and on terms determined at the time of offering.

     The Senior Debt Securities will rank pari passu in right of payment with all unsecured and unsubordinated debt of United HealthCare. The Subordinated Debt Securities will be subordinated in the manner and to the extent described herein and in the applicable Prospectus Supplement to all existing and future Senior Debt (as defined) of United HealthCare.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. The Prospectus Supplement accompanying this Prospectus sets forth (where applicable), with respect to the series or issue of Securities for which this Prospectus and such Prospectus Supplement are being delivered: (i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of interest (or method of calculation) and time of payment thereof, any redemption or repayment terms, any restrictive covenants not described herein, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any conversion or exchange provisions, and any other specific terms not described in this Prospectus; (ii) the terms of any Preferred Stock offered, including, where applicable, the specific designation, number of shares, dividend rate (or method of calculation) and time of payment thereof, liquidation preference, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, and any other specific terms not described in this Prospectus; and (iii) the initial public offering price and the net proceeds to United HealthCare and other specific terms related to the offered Securities.

                                 __________

        SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD
           BE CONSIDERED IN CONNECTION WITH A PURCHASE OF SECURITIES.
                                 __________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 __________

     The Securities may be offered directly, through agents designated from time to time, or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable fee, commission, purchase price or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS ____________, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

     United HealthCare is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by United HealthCare can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock of United HealthCare is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning United HealthCare can also be inspected at such exchange. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which United HealthCare has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of United HealthCare which have been filed with the
Commission are hereby incorporated by reference in this Prospectus: (a)   the
Annual Report on Form 10-K for the year ended December 31, 1996, as amended by that Form 10-K/A-1 filed June 16, 1997; (b) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and
(c) the description of the Common Stock contained in the Registration Statement on Form 8-A dated September 20, 1992, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

     All documents filed by United HealthCare pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     United HealthCare will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to David J. Lubben, Secretary and General Counsel, United HealthCare Corporation, 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, telephone number (612) 936-1300.

                        -----------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND THEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED HEALTHCARE. THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN AND THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF AND THEREOF.

                          UNITED HEALTHCARE CORPORATION

     United HealthCare is a health and well-being company that is a leader in offering health care coverage and related services through a broad continuum of products and services nationwide. United HealthCare's products and services reflect a number of core capabilities, including medical information management, health benefit administration, risk assessment and pricing, health benefit design and provider contracting and risk sharing. With these capabilities, United HealthCare's operating subsidiaries are able to provide comprehensive managed care services, such as health maintenance organizations, preferred provider organizations, and insured and self-funded health care coverage products. United HealthCare also offers unbundled health care management and cost containment products such as behavioral health services, utilization review services, specialized provider networks and employee assistance programs.

     The principal executive offices of United HealthCare are located at 300 Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, and the telephone number is (612) 936-1300.

                                  RISK FACTORS

     The statements contained in this Prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). When used in this Prospectus and any Prospectus Supplements, in filings by United HealthCare with the Commission, in United HealthCare's press releases, presentations to securities analysts and investors, and in oral statements made by or with the approval of an executive officer of United HealthCare, the words or phrases "believes," "anticipates," "intends," "will likely result," "estimates," "projects" or similar expressions are intended to identify such forward-looking statements. Any of these forward-looking statements involve risks and uncertainties that may cause United HealthCare's actual results to differ materially from the results discussed in the forward-looking statements.

     The following discussion contains certain cautionary statements regarding United HealthCare's business and results of operations. These statements discuss matters which may in part be discussed elsewhere in this Prospectus and which may have been discussed in other documents prepared by United HealthCare pursuant to federal or state securities laws. This discussion is intended to take advantage of the "safe harbor" provisions of the PSLRA. In making these cautionary statements, United HealthCare is not undertaking to address or update each factor in future filings with the Commission or communications regarding United HealthCare's business or results, and is not undertaking to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected United HealthCare's past, as well as current, forward-looking statements about future results, so that United HealthCare's actual results in the future may differ materially from those expressed in prior communications.

HEALTH CARE COSTS

     A large portion of the revenue received by United HealthCare is used to pay the costs of health care services or supplies delivered to its enrollees. The total health care costs incurred by United HealthCare are affected by the number of individual services rendered and the cost of each service. Much of United HealthCare's premium revenue is set in advance of the actual delivery of services and the related incurrence of the cost, usually on a prospective annual basis. While United HealthCare attempts to base the premiums it charges at least in part on its estimate of future health care costs over the fixed premium period, competition, regulations and other circumstances may limit United HealthCare's ability to fully base premiums on estimated costs. In addition, many factors may and often do cause actual health care costs to exceed that estimated and reflected in premiums. These factors may include increased utilization of services, increased cost of individual services, catastrophes, epidemics, the introduction of new or costly treatments, general inflation, new mandated benefits or other regulatory changes and insured population characteristics. In addition, United HealthCare's earnings as reported for any particular quarter include estimates of covered services incurred by United HealthCare's enrollees during that period but for which a claim has not been received or processed. These are estimates and therefore, United HealthCare's earnings may be subject to later adjustment based on the actual costs.

     In addition, as a result of changes in the level of health care utilization during the calendar year, United HealthCare's operating results may be affected by the seasonal nature of medical costs. Although there are no assurances, per-member medical costs generally have been higher in the first half of a year than the second half.

INDUSTRY FACTORS

     The managed care industry has recently received significant amounts of negative publicity. This publicity, in turn, has contributed to increased legislative activity, regulation and review of industry practices. These factors may adversely affect United HealthCare's ability to market its products or services, could necessitate changes in United HealthCare's products and services, and may increase the regulatory burdens under which United HealthCare operates, further increasing the costs of doing business and adversely affecting profitability.

COMPETITION

     In any of its geographic or product markets United HealthCare competes with a number of other entities, some of which may have certain characteristics or capabilities which give them an advantage in competing with United HealthCare. United HealthCare believes the barriers to entry in these markets are not substantial, so that the addition of new competitors can occur relatively easily. Certain of United HealthCare's customers may decide to perform for themselves functions or services formerly provided by United HealthCare, which would result in a decrease in United HealthCare's revenues. Certain of United HealthCare's providers may decide to market products and services to United HealthCare customers in competition with United HealthCare. In addition, significant merger and acquisition activity has occurred in the industry in which United HealthCare operates as well as in industries which act as suppliers to United HealthCare, such as the hospital, physician, pharmaceutical and medical device industries. This activity may create stronger competitors or result in higher health care costs. To the extent that there is strong competition or that competition intensifies in any market, United HealthCare's ability to retain or increase customers, its revenue growth, its pricing flexibility, its control over medical cost trends and its marketing expenses may all be adversely affected.

AARP CONTRACT

     United HealthCare has an agreement with the American Association of Retired Persons ("AARP") under which United HealthCare provides Medicare supplement and hospital indemnity health insurance products to AARP members, effective
January 1, 1998. As a result of this agreement, United HealthCare will significantly expand the number of members served, the products offered and the services provided. The success of the AARP arrangement will depend, in part, on United HealthCare's ability to service these new members, develop additional products and services and price the products and services competitively.

GOVERNMENT PROGRAMS AND REGULATION

     United HealthCare's business is heavily regulated on a federal, state and local level. The laws and rules governing United HealthCare's business and interpretations of those laws and rules are subject to frequent change and broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force United HealthCare to change how it does business, may restrict United HealthCare's revenue and enrollment growth, increase its health care and administrative costs, and increase United HealthCare's liability for medical malpractice or other actions. Regulatory approvals must be obtained and maintained to market many of United HealthCare's products and services. Delays in obtaining or failure to obtain or maintain such approvals could adversely affect United HealthCare's revenue or the number of covered lives, or could increase costs. A significant portion of United HealthCare's revenues relate to federal, state and local government health care coverage programs. These types of programs, such as the federal Medicare program and the federal and state Medicaid program, are generally subject to frequent change, including changes which may reduce the number of persons enrolled or eligible, reduce the revenue received by United HealthCare or increase United HealthCare's administrative or health care costs under such programs. Such changes have in the past and may in the future adversely affect United HealthCare's results and its willingness to participate in such programs.

     United HealthCare is also subject to various governmental audits and investigations. Such activities could result in the loss of licensure or the right to participate in certain programs, or the imposition of fines, penalties and other sanctions. In addition, disclosure of any adverse investigation or audit results or sanctions could negatively affect United HealthCare's reputation in various markets and make it more difficult for United HealthCare to sell its products and services.

     The National Association of Insurance Commissioners (the "NAIC") has an effort underway that would impose new minimum capitalization requirements for health care coverage provided by insurance companies, HMOs and other risk bearing health care entities. The requirements would take the form of risk-based capital rules. Currently, similar rules apply only to insurance companies. There could be an increase in the capital required for certain of United HealthCare's subsidiaries and there may be some potential for disparate treatment relative to competing products. Failure of the NAIC to act may result in some form of federal solvency regulation of companies providing Medicare-related benefit programs.

PROVIDER RELATIONS

     One of the significant techniques United HealthCare uses to manage health care costs and utilization and monitor the quality of care being delivered is contracting with physicians, hospitals and other providers. Because of the geographic diversity of its health plans and the large number of providers with which most of those health plans contract, United HealthCare currently believes it has a limited exposure to provider relations issues. In any particular market, however, providers could refuse to contract with United HealthCare, demand higher payments or take other actions which could result in higher health care costs, less desirable products for customers and members or difficulty meeting regulatory or accreditation requirements.

     In some markets, certain providers, particularly hospitals, physician/hospital organizations or multi-specialty physician groups, may have significant market positions or near monopolies. In addition, physician or practice management companies which aggregate physician practices for purposes of administrative efficiency and marketing leverage, continue to expand. These providers may compete directly with United HealthCare. If such providers refuse to contract with United HealthCare, use their market position to negotiate favorable contracts, or place United HealthCare at a competitive disadvantage, United HealthCare's ability to market products or to be profitable in those areas could be adversely affected.

LITIGATION AND INSURANCE

     United HealthCare may be a party to a variety of legal actions to which any corporation may be subject, including employment and employment discrimination-related suits, employee benefit claims, breach of contract actions, tort claims, shareholder suits (including for securities fraud), and intellectual property related litigation. In addition, because of the nature of its business, United HealthCare is subject to a variety of legal actions relating to its health care coverage business operations, such as claims relating to the denial of health care benefits, medical malpractice actions, provider disputes, including disputes over withheld compensation and termination of provider contracts, disputes related to self-funded business, including actions alleging claim administration errors and the failure to disclose network rate discounts and other fee and rebate arrangements, disputes over copayment calculations, and claims relating to customer audits and contract performance. Recent court decisions and legislative activity may have the effect of increasing United HealthCare's exposure for any of these types of claims. In some cases, substantial non-economic or punitive damages may be sought. While United HealthCare currently has insurance coverage for some of these potential liabilities, others may not be covered by insurance, the insurers may dispute coverage or the amount of insurance may not be enough to cover the damages awarded. In addition, certain types of damages, such as punitive damages, may not be covered by insurance and insurance coverage for all or certain forms of liability may become unavailable or prohibitively expensive in the future.

INFORMATION SYSTEMS

     United HealthCare's business is significantly dependent on effective information systems, and United HealthCare has many different information systems for its various businesses. United HealthCare's information systems require an ongoing commitment of resources to maintain and enhance existing systems and develop new systems. As a result of United HealthCare's acquisition activities, United HealthCare is in the process of attempting to reduce the number of systems and also to upgrade and expand its information systems capabilities. Failure to maintain effective and efficient information systems could result in loss of existing customers, difficulty in attracting new customers, customer and provider disputes, regulatory problems, increases in administrative expenses or other adverse consequences. In addition, United HealthCare may from time to time obtain significant portions of its systems-related or other services or facilities from independent third parties, which may make United HealthCare's operations vulnerable to such third parties' failure to perform adequately.

THE YEAR 2000

     United HealthCare is in the process of modifying its computer systems to accommodate the year 2000 so as not adversely to affect its operations. United HealthCare is expensing the costs incurred to make these modifications. The inability of United HealthCare to complete timely its year 2000 modifications or the inability of other companies with which United HealthCare does business to complete timely their year 2000 modifications could adversely affect United HealthCare's business.

ADMINISTRATION AND MANAGEMENT

     Efficient and cost-effective administration of United HealthCare's operations is integral to United HealthCare's profitability and competitive positioning. While United HealthCare attempts to effectively manage such expenses, increases in staff-related and other administrative expenses may occur from time-to-time due to business or product start-ups or expansions, growth or changes in business, acquisitions, regulatory requirements or other reasons. United HealthCare is in the process of reorganizing its operations into six business units, which reorganization could impose additional administrative expenses. Such expense increases are not clearly predictable and increases in administrative expenses may adversely affect results.

     United HealthCare currently believes it has a relatively experienced, capable management staff. The market for management personnel in the healthcare industry is very competitive. Loss of certain managers or a number of such managers could adversely affect United HealthCare's ability to administer and manage its business.

MARKETING

     United HealthCare markets its products and services through both employed sales people and independent sales agents. Although United HealthCare has a number of such sales employees and agents, if certain key sales employees or agents or a large subset of such individuals were to leave United HealthCare, its ability to retain existing customers and members could be impaired. In addition, certain of United HealthCare's customers or potential customers consider rating, accreditation or certification of United HealthCare by various private or governmental bodies or rating agencies necessary or important. Certain of United HealthCare's health plans or other business units may not have obtained or may not desire or be able to obtain or to maintain such accreditation or certification which could adversely affect United HealthCare's ability to obtain or retain business with such customers.

RIGHTS TO DATA AND PROPRIETARY INFORMATION

     Many of the products that are part of United HealthCare's knowledge and information-related business depend significantly on the integrity of the data on which they are based. If the information contained in United HealthCare's databases were found or perceived to be inaccurate, or if such information were generally perceived to be unreliable, commercial acceptance of the Company's database-related products would be materially and adversely affected. Furthermore, the use of patient data by United HealthCare's knowledge and information-related business is subject to regulation at federal, state and local levels. These laws and rules are subject to frequent change by legislation or administrative interpretation. These restrictions could adversely affect the revenue from these products of United HealthCare's knowledge and information-related business and, more generally, its business, financial condition and results of operations.

     The success of United HealthCare's knowledge and information-related business is also dependent to a significant extent on its ability to maintain proprietary rights to its products. United HealthCare relies on its agreements with customers, confidentiality agreements with employees, trade secrets, copyrights and patents to protect its proprietary rights. There can be no assurance that the legal protections available to and the precautions taken by United HealthCare will be adequate to prevent misappropriation of United HealthCare's proprietary information. In addition, substantial litigation regarding intellectual property rights exists in the software industry, and United HealthCare expects that software products may be increasingly subject to third-party infringement claims as the number of products and competitors in this industry segment grows and the functionality of products overlaps. Such claims could have a material adverse effect on United HealthCare's knowledge and information-related business's ability to market and sell its products and on its business, financial condition and results of operations.

ACQUISITIONS

     United HealthCare has made several large acquisitions in recent years and has an active, ongoing acquisition program. These acquisitions may entail certain risks and uncertainties in addition to those present in its ongoing business operations, unknown liabilities, unforseen administrative needs, or increased efforts to integrate the acquired operations. Failure to identify liabilities, to anticipate additional administrative needs or to integrate effectively acquired operations could result in reduced revenues, increased administrative and other costs, or customer confusion or dissatisfaction.

STOCK MARKET

     The market prices of the securities of certain of the publicly-held companies in the industry in which United HealthCare operates have shown volatility and sensitivity in response to many factors, including general market trends, public communications regarding managed care, legislative or regulatory actions, health care cost trends, pricing trends, competition, earnings or membership reports of particular industry participants, and acquisition activity. There can be no assurances regarding the level or stability of United HealthCare's share price at any time or of the impact of these or any other factors on the share price.

                                USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds to United HealthCare from the sale of Securities will be used for general corporate purposes, which may include, without limitation, working capital; redemption or repurchase of outstanding securities; repayment of outstanding indebtedness; and business acquisitions. If an allocation of the proceeds from an offering to a particular use has been made at the date of the related Prospectus Supplement, the allocation will be described therein.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. Certain provisions which apply only to Subordinated Debt Securities are described below under the heading "--Subordination of Subordinated Debt Securities." Particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general terms and provisions may apply to the Debt Securities so offered will be described in such Prospectus Supplement.

     The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities, including without limitation any restrictive covenants with respect thereto which are not described herein, will be established by or pursuant to authority granted by one or more resolutions of the Board of Directors of United HealthCare and set forth in an officers' certificate or established by a supplemental indenture.

     The Senior Debt Securities and the Subordinated Debt Securities will be issued under the indentures (the "Senior Indenture" and the "Subordinated Indenture," respectively) between United HealthCare and the trustee named in the applicable Prospectus Supplement (each, a "Trustee"). The forms of Senior Indenture and Subordinated Indenture (collectively, the "Indentures") have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, and is further qualified by any description contained in the applicable Prospectus Supplement. Certain capitalized terms used in the following descriptions and not otherwise defined herein are defined in the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

     The amount of Debt Securities offered by this Prospectus will be limited to the amount of Securities set forth on the cover of this Prospectus that have not been otherwise issued or reserved for issuance. The Indentures will not limit the aggregate principal amount of Debt Securities which may be issued thereunder. (Indentures Section 101.)

     The Senior Debt Securities will be unsecured and will rank pari passu with other unsecured, unsubordinated indebtedness of United HealthCare. The Subordinated Debt Securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the Senior Debt of United HealthCare as described below under under "-- Subordination of Subordinated Debt Securities."

     The applicable Prospectus Supplement will indicate the form (registered or bearer) and denominations in which Debt Securities of any series may be issued if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Debt Securities may be issuable in the form of one or more Global Securities, as described below under "-- Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without any service charge therefor, but United HealthCare may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than certain exchanges not involving any transfer, and may require the Holders to furnish appropriate endorsements and transfer documents. (Indentures Section 305.)

     Debt Securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable to original issue discount Debt Securities will be described in the Prospectus Supplement relating thereto.

     Principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the office or agency of United HealthCare maintained for such purpose. Unless otherwise set forth in the applicable Prospectus Supplement, interest on any Debt Security that is payable will be paid to the Person in whose name that Debt Security is registered in the Security Register at the close of business on the regular record date for the applicable interest payment date; provided, that defaulted interest may be paid to Holders as of special record dates established in the manner set forth in the Indentures. (Indentures Sections 301, 305 and 307.)

     The applicable Prospectus Supplement will describe the terms of the Debt Securities offered thereby, including the following: (i) the title of the offered Debt Securities and whether the offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (ii) any limit on the aggregate principal amount of the offered Debt Securities; (iii) the Person to whom any interest on the offered Debt Securities will be payable, if other than the Person in whose name they are registered on the regular record date for such interest; (iv) the date or dates, or the method by which such date or dates are determined or extended, on which the principal or installments of principal and premium, if any, of the offered Debt Securities is or are payable; (v) the rate or rates (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date from which any such interest will accrue, the dates on which such interest on the offered Debt Securities will be payable and the regular record dates therefor, the circumstances, if any, in which United HealthCare may defer interest payments and the basis for calculating interest if other than a 360-day year of twelve 30-day months; (vi) the place or places where the principal of and premium, if any, and interest on the offered Debt Securities will be payable and the offered Debt Securities may be surrendered for registration of transfer or exchange; (vii) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, in whole or in part, at the option of United HealthCare; (viii) the obligation, if any, of United HealthCare to redeem or purchase the offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (ix) whether the offered Debt Securities will be convertible into or exchangeable for shares of Common Stock, and if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to the applicable Indenture to permit or to facilitate the issuance of such convertible or exchangeable Debt Securities or the administration thereof;
(x) the identity of each Security Registrar and Paying Agent, if other than or in addition to the Trustee; (xi) if the amount of principal of or any premium or interest on the offered Debt Securities may be determined by reference to an index or pursuant to a formula, the manner in which such amounts shall be determined; (xii) the applicability of, and any addition to or change in, the covenants and definitions set forth in the applicable Indenture, as described herein under "-- Certain Covenants;" (xiii) the denominations in which the offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (xiv) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described herein under "-- Events of Default; Remedies," and any change in the right of the Trustee or the Holders to declare the principal of or any premium or interest on the offered Debt Securities due and payable; (xv) if less than the principal amount thereof, the portion of the principal payable upon acceleration of such Debt Securities following an Event of Default; (xvi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities, and any circumstances under which any such Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such depositary or its nominee, if other than those described herein under "-- Global Securities;" (xvii) if applicable, that the offered Debt Securities, in whole or in any specified part, are not defeasible; (xviii) the name and address of the Trustee with respect to the offered Debt Securities; and (xix) any other terms of the offered Debt Securities not inconsistent with the provisions of the applicable Indenture. (Indentures Section 301.)

REDEMPTION

     The Prospectus Supplement relating to any offered Debt Securities will specify the provisions, if any, for redemption of such Debt Securities at the option of United HealthCare.

     Except as set forth in the Prospectus Supplement with respect to any offered Debt Securities, United HealthCare is not required to make mandatory redemption or sinking fund payments with respect to the Debt Securities. The Prospectus Supplement relating to any offered Debt Securities will specify the provisions, if any, regarding sinking fund provisions related to such Debt Securities. The Indentures provide that United HealthCare may deliver Outstanding Debt Securities of like tenor of a series (other than any previously called for redemption) and may apply as a credit Debt Securities of like tenor of a series which have been redeemed either at the election of United HealthCare pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of like tenor of such series required to be made pursuant to the terms of such Debt Securities as provided for by the terms of such series. (Indentures Sections 1102 and 1103.)

     The Indentures provide that, if less than all of the Debt Securities of any series are to be redeemed at any time, selection of Debt Securities for redemption will be made by the Trustee on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any), or by such other method as the Trustee shall deem fair and appropriate, and portions of the Debt Securities selected for redemption shall be in amounts of $1,000 or whole multiples thereof, except that if all of the Debt Securities of a Holder are to be redeemed, the entire outstanding amount shall be redeemed. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Debt Securities
to be redeemed at its registered address.   If any Debt Security is to be
redeemed in part only, the notice of redemption that relates to such Debt Security shall state the portion of the principal amount thereof to be redeemed. A new Debt Security of like tenor and series in principal amount equal to the unredeemed portion thereof, if any, will be issued in the name of the Holder
thereof upon cancellation of the original Debt Security.   On and after the
redemption date, interest will cease to accrue on Debt Securities or portions of them called for redemption unless United HealthCare defaults in the payment of the redemption price and accrued interest. (Indentures Sections 403, 404, 407 and 408.)

REPURCHASE AT THE OPTION OF HOLDERS

     Unless otherwise set forth in the Prospectus Supplement with respect to any offered Debt Securities, the Indentures do not contain provisions that require United HealthCare to repurchase Debt Securities at the option of Holders. The Indentures provide that, if repurchase rights are provided for in a Prospectus Supplement and amounts deposited in connection with all such repurchase rights are insufficient to pay the repurchase price of all Debt Securities of the applicable series having such repurchase rights, the Trustee shall select Debt Securities to be repurchased on a pro rata basis among all Holders of such series of Debt Securities having such repurchase rights and exercising the option to elect repurchase (and in such manner as complies with any applicable
legal and stock exchange requirements.   (Indentures Sections 1201 and 1204.)

CONVERSION AND EXCHANGE

     If any offered Debt Securities are convertible at the option of the Holders thereof into Common Stock or exchangeable at the option of United HealthCare for Common Stock, the Prospectus Supplement relating to such Debt Securities will set forth the terms and conditions governing such conversions and exchanges.

CERTAIN COVENANTS

     Merger, Consolidation, or Sale of Assets. The Indentures provide that United HealthCare may not consolidate or merge with or into (whether or not United HealthCare is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) United HealthCare is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than United HealthCare) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than United HealthCare) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of United HealthCare under the applicable Debt Securities and Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the applicable Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) United HealthCare or the Person formed by or surviving any such consolidation or merger (if other than United HealthCare), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of United HealthCare immediately preceding the transaction. (Indentures Section 601.)

     Reports. The Indentures provide that so long as any Debt Securities are Outstanding, United HealthCare will file with the applicable Trustee and furnish to the Holders of Debt Securities all current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K and all proxy statements that United HealthCare is then required to file with the Commission. If United HealthCare should cease to be subject to Section 13 or 15(d) of the Exchange Act, its obligation to provide such reports to the Trustee and Holders would cease. (Indentures Section 504.)

     Absence of Certain Covenants. The Prospectus Supplement relating to any offered Debt Securities will specify any additional restrictive covenants applicable to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Indentures do not impose any limitations on United HealthCare's ability to incur additional indebtedness or any other financial covenants or restrictions. The Indentures also do not contain provisions permitting the Holders of Debt Securities to require that United HealthCare repurchase or redeem such Debt Securities in the event of a takeover, recapitalization or similar restructuring, highly leveraged transaction, or downgrading of United HealthCare's debt ratings.

EVENTS OF DEFAULT; REMEDIES

     The Indentures provide that each of the following constitutes an Event of Default with respect to the Debt Securities of any series issued pursuant to the applicable Indenture: (i) default for 30 days in the payment when due of interest on the Debt Securities of that series; (ii) default in payment when due of the principal of or premium, if any, on the Debt Securities of that series;
(iii) failure to deposit any mandatory sinking fund payment, when and as due, in respect of the Debt Securities of that series; (iv) failure by United HealthCare to comply with the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;" (v) failure by United HealthCare for 60 days after notice from the Trustee or Holders of at least 25% of the principal amount of the Outstanding Debt Securities of that series to comply with any of its other agreements in the Indenture or such Debt Securities; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by United HealthCare or any of its Subsidiaries (or the payment of which is guaranteed by United HealthCare or any of its Subsidiaries) whether such Indebtedness or guarantee exists at the date of the applicable Indenture or is created after the date of such Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $50 million; (vii) failure by United HealthCare or any of its Subsidiaries to pay final judgments aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry; (viii) certain events of bankruptcy or insolvency with respect to United HealthCare or any of its Subsidiaries and (ix) any other Event of Default provided with respect to the Debt Securities of that
series.   (Indentures Section 701.)

     If any Event of Default occurs and is continuing with respect to any series of Debt Securities, the applicable Trustee, by notice to United HealthCare, or the Holders of at least 25% in aggregate principal amount of the then Outstanding Debt Securities of such series, by written notice to United HealthCare and such Trustee, may declare the unpaid principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof), premium, if any, and any accrued and unpaid interest on all the Debt Securities of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to United HealthCare or any Subsidiary of United HealthCare, all principal, premium, if any, and interest on Outstanding Debt Securities will become due and payable without further action or notice. The Trustee may withhold from Holders of the Debt

Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment on any Debt Security of any series or in the payment of any sinking fund installment with respect to such series) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Outstanding Debt Securities of such series by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. (Indentures Sections 702 and 805.)

     In the case of any Event of Default with respect to the Debt Securities of any series occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of United HealthCare or any of its Subsidiaries the primary purpose of which was avoiding payment of the premium, if any, that United HealthCare would have had to pay with respect to such series if United HealthCare then had elected to redeem such Debt Securities pursuant to the optional redemption provisions, if any, established in accordance with the applicable Indenture, an equivalent premium shall also become and be immediately due and payable if such Debt Securities are repaid. (Indentures Section 701.)

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series by written notice to the applicable Trustee may waive an existing Default or Event of Default with respect to such Debt Securities and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any such Debt Security held by a nonconsenting Holder (other than a rescission of acceleration of such Debt Securities by the Holders of at least a majority in aggregate principal amount of such Debt Securities and a waiver of the payment default resulting from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to such Debt Securities arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. (Indentures Section 704.)

     Holders of a majority in principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series or exercising any trust or power conferred on the Trustee with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of such Debt Securities or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction. (Indentures Section 705.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) the Holder gives written notice to the applicable Trustee of a continuing Event of Default with respect to such Debt Securities;
(ii) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series make a written request to such Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested, provide to such Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the Outstanding Securities of such series do not give the Trustee a direction inconsistent with the request. The Indentures also provide that a Holder may not use the applicable Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. (Indentures Section 706.)

     United HealthCare is required to deliver to the applicable Trustee annually a statement regarding compliance with the applicable Indenture, and United HealthCare is required upon becoming aware of any Default or Event of Default with respect to a series of Debt Securities, or any event of default under any other mortgage, indenture or instrument to deliver to such Trustee a statement specifying such Default or Event of Default and what action United HealthCare is taking or proposes to take with respect thereto. (Indentures Section 505.)

CERTAIN PROVISIONS APPLICABLE TO TRUSTEES

     The Indentures provide that, except during the continuance of an Event of Default known to the Trustee with respect to a series of Debt Securities, (i) the duties of such Trustee shall be determined solely by the express provisions of the applicable Indenture or the Trust Indenture Act ("TIA") and the Trustee need perform only those duties that are specifically set forth in such Indenture or the TIA and no others, and no implied covenants or obligations shall be read into such Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of such Indenture. However, the Trustee is required to examine such certificates and opinions to determine whether or not they conform to the requirements of such Indenture. The Indentures further provide that if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the applicable Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Indentures Section 801.)

     The Indentures provide that the Trustee with respect to a series of Debt Securities may resign at any time or may be removed by United HealthCare or by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series by notice delivered to the Trustee and United HealthCare. The Indentures also provide that the Trustee must resign if it ceases to meet certain qualifications set forth in the Indentures. In the event of a Trustee's resignation or removal, United HealthCare or, if it fails to act, the Holders of a majority in principal amount of the Outstanding Debt Securities of the applicable series, may appoint a successor Trustee. (Indentures Section 809.)

DEFEASANCE PROVISIONS

     United HealthCare may, at its option and at any time, elect to have all of its obligations discharged with respect to the Outstanding Debt Securities of any series issued pursuant to an Indenture ("Legal Defeasance"), except for (i) the rights of Holders of Outstanding Debt Securities of that series to receive payments in respect of the principal of, premium, if any, and interest on the Debt Securities of that series when such payments are due from the trust referred to below, (ii) United HealthCare's obligations with respect to the Debt Securities concerning registration and transfer of Debt Securities, mutilated, destroyed, lost or stolen Debt Securities and the maintenance of an office or agency for payment, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and United HealthCare's obligations in connection therewith and
(iv) the defeasance provisions of such Indenture. In addition, United HealthCare may, at its option and at any time, elect to have the obligations of United HealthCare released with respect to certain covenants that are described in an Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Debt Securities of such series. In addition, after United HealthCare's election to exercise its option regarding Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under "-- Events of Default; Remedies" will no longer constitute an Event of Default with respect to the Debt Securities of such series. (Indentures Sections 902 and 903.)

     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Debt Securities issued pursuant to an Indenture, (i) United HealthCare must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the Holders of the Debt Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay (A) the principal of, premium, if any, and interest on the Outstanding Debt Securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and (B) any mandatory sinking fund payments or analogous payments applicable to the Debt Securities of such series on the day on which such payments are due and payable; (ii) in the case of Legal Defeasance, United HealthCare shall have delivered to such Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) United HealthCare has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of such Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Outstanding Debt

Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, United HealthCare shall have delivered to such Trustee an opinion of counsel in the United States confirming that the Holders of the Outstanding Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default with respect to such series shall have occurred and be continuing on the date of such deposit or insofar as Events of Default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, such Indenture or any other material agreement or instrument to which United HealthCare is a party or by which United HealthCare is bound; (vi) United HealthCare shall have delivered to such Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) United HealthCare must deliver to such Trustee an Officers' Certificate stating that the deposit was not made by United HealthCare with the intent of preferring the Holders of the Debt Securities of such series over the other creditors of United HealthCare with the intent of defeating, hindering, delaying or defrauding creditors of United HealthCare or others; and (viii) United HealthCare must deliver to such Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with. (Indentures Section 904.)

MODIFICATION AND AMENDMENT

     Modifications and amendments of an Indenture may be made by United HealthCare and the applicable Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, reduce the principal amount of, or premium or interest on, any Debt Security, reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the maturity thereof, change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security; or (ii) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults; or (iii) modify any of the various sections relating to above-described provisions. (Indentures Section 1002.)

     The Indentures provide that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof to such date. (Indentures Section 101.)

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for full definitions of all such terms, as well as any other capitalized terms used herein for which no definition is provided. (Indentures Section 101.)

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the applicable Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the applicable Debt Securities mature.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof.

     "Hedging Obligations"" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligation, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

     "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), with certain exceptions.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The following description sets forth certain provisions and defined terms which apply only to Subordinated Debt Securities and the Subordinated Indenture. The following brief summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Subordinated Indenture, and is further qualified by any description contained in the applicable Prospectus Supplement. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." Certain capitalized terms used in the following descriptions and not otherwise defined herein are defined in the Subordinated Indenture. Wherever particular sections or defined terms of the Subordinated Indenture are referred to, such sections or defined terms are incorporated herein by reference.

     Subordination. Subordinated Debt Securities will be subordinate and subject in right of payment, in the manner and to the extent set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. Upon any distribution to creditors of United HealthCare in a liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceeding involving United HealthCare, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations (as defined in the Subordinated Indenture) due on or to become due on or in respect of all Senior Debt, before the Holders of Subordinated Debt Securities are entitled to receive any payment or distribution of any kind, whether in cash, property or securities, by set off or otherwise (including any payment or distribution which may be payable or deliverable by reason of the payment of any Junior Subordinated Debt) on account of the principal of (and premium, if any) or interest on the Subordinated Debt Securities or on account of any purchase, redemption or other acquisition of Subordinated Debt Securities by United HealthCare, any Subsidiary of United HealthCare, the Trustee or any Paying Agent or on account of any other obligation of United HealthCare in respect of any Subordinated Debt Securities ("Securities Payments"). Until the Senior Debt is paid in full, any Securities Payment to which the Holders of Subordinated Debt Securities or the Trustee for their benefit would be entitled, will be paid or delivered by United HealthCare or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued. (Subordinated Indenture Sections 1301 and 1302.) United HealthCare may not make any payments on the account of the Subordinated Debt Securities, or on account of the purchase or redemption or other acquisition of the Subordinated Debt Securities, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Debt (a "Senior Payment Default"). (Subordinated Indenture Section 1303.)

     In the event that the applicable Trustee receives any Securities Payment prohibited by the subordination provisions of the Subordinated Indenture, such payment will be held by such Trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of Senior Debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of Senior Debt. (Subordinated Indenture Section 1304). Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities.

     For purposes of the foregoing, "Securities Payments" will be deemed not to include (i) a payment or distribution of stock or securities of United HealthCare provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to the same extent as, or to a greater extent than, the Subordinated Debt Securities are so subordinated as provided in this Article; or (ii) payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any such series of Subordinated Debt Securities as described above. (Subordinated Indenture
Section 1301.)

     By reason of the subordination of the Subordinated Debt Securities, in the event of the insolvency of United HealthCare, holders of Senior Debt may receive more, ratably, and Holders of the Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of United HealthCare. There may also be interruption of scheduled interest and principal payments resulting from events of default on Senior Debt.

     Certain Definitions. Set forth below are certain defined terms used in the Subordinated Indenture. Reference is made to the Subordinated Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. (Subordinated Indenture Section 101.)

     "Junior Subordinated Debt" means any Indebtedness of United HealthCare created or evidenced by an instrument which expressly provides that such Indebtedness is subordinated in right of payment to the Subordinated Debt Securities.

     "Senior Debt" means all Indebtedness of United HealthCare, except (i) Indebtedness under the Subordinated Debt Securities, and (ii) Indebtedness (including, without limitation, any Junior Subordinated Debt) created or evidenced by an instrument which expressly provides that such Indebtedness is subordinated in right of payment to any other Indebtedness of United HealthCare. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of United HealthCare to any of its Subsidiaries or other Affiliates and (y) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted by the Subordinated Indenture).

GLOBAL SECURITIES

     The following description will apply to any series of Debt Securities issued, in whole or in part, in the form of a Global Security or Global Securities deposited with, or on behalf of, The Depository Trust Company ("DTC") (each such Debt Security represented by a Global Security being herein referred to as a "Book-Entry Security").

     Upon initial issuance, all Book-Entry Securities of the same series and bearing interest, if any, at the same rate or pursuant to the same formula and having the same date of issuance, redemption provisions, if any, repayment provisions, if any, stated maturity and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Securities will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC.

     Upon the issuance of a Global Security, DTC will credit accounts held with it with the respective principal or face amounts of the Book-Entry Securities represented by such Global Security. The accounts to be credited shall be designated initially by the agent, underwriter or dealer through which the Debt Security was sold or, to the extent that such Debt Securities are offered and sold directly, by United HealthCare. Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with DTC ("participants") and to persons that may hold interests through such participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

     Payment of principal of, premium, if any, and interest, if any, on Book-Entry Securities represented by any such Global Security will be made to DTC or its nominee, as the case may be, as the sole registered Holder of the Book-Entry Securities represented thereby for all purposes under the Indentures. None of United HealthCare, the Trustee, the Paying Agent or any agent of United HealthCare or the Trustee will have any responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Book-Entry Securities or any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in a Global Security owning through such participants or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

     United HealthCare will have been advised by DTC upon the issuance of Book-Entry Securities that upon receipt of any payment of principal of, premium, if any, or interest, if any, on any such Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held by such participants for customer accounts registered in "street name," and will be the sole responsibility of such participants.

     No Global Security may be transferred except as a whole by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor of DTC or a nominee of such successor. (Indentures Section 305.)

     A Global Security representing Book-Entry Securities is exchangeable for certificated Debt Securities of the same series and bearing interest, if any, at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, repayment provisions, if any, stated maturity and other terms and of differing authorized denominations aggregating a like amount, if any, only if (x) DTC notifies United HealthCare that it is unwilling or unable to continue as depositary for such Global Security or if at any time United HealthCare determines that DTC is unable to continue as depositary and United HealthCare thereafter fails to appoint a successor depositary, (y) United HealthCare in its sole discretion determines that such Global Security shall be exchangeable for certificated Debt Securities or (z) there shall have occurred and be continuing an Event of Default with respect to the Book-Entry Securities which entitles the Holders thereof to accelerate the maturity thereof. (Indentures Section 305) Such certificated Debt Securities shall be registered in the names of the owners of the beneficial interests in such Global Security as provided by DTC's relevant participants (as identified by DTC).

     Owners of beneficial interests in a Global Security will not be considered the registered Holders thereof for any purpose under the applicable Indenture, and no Global Security representing Book-Entry Securities shall be exchangeable or transferrable except as described above. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered Holder under the applicable Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     DTC, as the registered Holder of each Global Security, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered Holder is entitled to give or take under the applicable Indenture. United HealthCare understands that under existing industry practices, in the event that United HealthCare requests any action of registered Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered Holder is entitled to give or take under such Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC will have advised United HealthCare at the issuance of any Book-Entry Securities that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks (which may include the Trustee named in the applicable Prospectus Supplement), trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to each series of the Preferred Stock to be filed as an exhibit to a document incorporated by reference in this Prospectus. A general form of such a Certificate of Designations has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     Pursuant to United HealthCare's second restated articles of incorporation, as amended, United HealthCare is authorized to issue up to 10,000,000 shares of its preferred stock, $.001 par value. At the date of this Prospectus, United HealthCare has outstanding 500,000 shares of its 5.75% Series A Convertible Preferred Stock (the "Series A Preferred"), a brief description of which is set forth below under "-- Outstanding Series A Preferred." The Board of Directors of United HealthCare has the authority, without further shareholder action, to issue from time to time additional shares of previously unissued preferred stock ("Preferred Stock"), in one or more series and with such relative rights and preferences and at such times and for such consideration as the Board of Directors may determine. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of any series thereof: (i) the number of shares constituting such series and the designation of such series; (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other classes or series of United HealthCare's capital stock, and whether such dividends shall be cumulative or noncumulative; (iii) whether the shares of such series shall be subject to redemption by United HealthCare at the option either of United HealthCare or the holder or both, or upon the happening of a specified event, and the terms and conditions of redemption; (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series; (v) whether or not the shares of such series shall be convertible into, or exchangeable for, share of any other class, and the terms of such conversion or exchange; (vi) the restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series; (vii) the rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of United HealthCare; and
(viii) any right to vote with the holders of any series or class.

     The Preferred Stock will, when issued, be fully paid and nonassessable. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by

United HealthCare. The transfer agent and registrar for the Preferred Stock will be specified in the applicable Prospectus Supplement.

     The Preferred Stock will have the dividend, liquidation, redemption, voting and conversion and exchange rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including (i) the title and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such Preferred Stock will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions; (v) any conversion or exchange provisions; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

DIVIDENDS

     Subject to the preferential rights as to dividends of holders of any other capital stock of United HealthCare ranking prior to any series of the Preferred Stock, the holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of United HealthCare or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at such rates and on such dates as will be set forth in the Prospectus Supplement relating to such series. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of United HealthCare on such record dates as will be fixed by the Board of Directors of United HealthCare or a duly authorized committee thereof.

     Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of United HealthCare fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such series will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and United HealthCare will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates.

     Unless otherwise provided in the Prospectus Supplement relating to an offered series of Preferred Stock, no dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of United HealthCare ranking junior as to payment of dividends to such Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by United HealthCare of, any shares of Junior Dividend Stock unless and until all accumulated and unpaid dividends on such Preferred Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment.

     Unless otherwise provided in the applicable Prospectus Supplement relating to an offered series of Preferred Stock, if at any time any dividend on any capital stock of United HealthCare ranking senior as to payment of dividends to such Preferred Stock (such capital stock being referred to herein as "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on such Preferred Stock unless and until all accumulated and unpaid dividends with respect to the Senior Dividend Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any capital stock of United HealthCare ranking, as to payment of dividends, on a parity with the such Preferred Stock (such capital stock being referred to herein as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on such Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on such Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon such Preferred Stock and any Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of such Preferred Stock and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on such Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of such Preferred Stock and Parity Preferred Stock bear to each other.

     Any reference to "distribution" above shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of United HealthCare, whether voluntary or involuntary.

REDEMPTION AND REPURCHASE

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of United HealthCare, or may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by United HealthCare at the option of the holders, in each case upon terms, at the times and at the prices set forth in the Prospectus Supplement relating to such series. Preferred Stock redeemed by United HealthCare will be restored to the status of authorized but unissued Preferred Stock.

     The Prospectus Supplement relating to a series of the Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series of the Preferred Stock which shall be redeemed by United HealthCare in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. The redemption price may be payable in cash or other property, as specified in the Prospectus Supplement relating to such series of the Preferred Stock.

     In case of the redemption of less than all of the then outstanding shares of a series of Preferred Stock, United HealthCare shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, United HealthCare shall not redeem less than all of the shares of such Preferred Stock at any time outstanding until all dividends accumulated and in arrears upon all such Preferred Stock then outstanding shall have been paid for all past dividend periods.

     Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of United HealthCare. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, that payment of the redemption price will be made upon presentation and surrender of certificates representing the shares of the applicable series of Preferred Stock, that accumulated but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accumulate on such shares. Any notice which is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not a holder of the applicable series of Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for redemption will not affect the validity of the proceedings for the redemption of any other shares of such Preferred Stock.

     On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to United HealthCare at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the redemption price without interest upon surrender of their certificates) shall terminate.

CONVERSION AND EXCHANGE

     If any series of Preferred Stock offered hereby is convertible at the option of the holders thereof into Common Stock or exchangeable at the option of United HealthCare for Common Stock, the Prospectus Supplement relating to such series will set forth the terms and conditions governing such conversions and exchanges.

RIGHTS UPON LIQUIDATION

     Unless otherwise provided in the Prospectus Supplement relating to an offered series of Preferred Stock, in the event of a liquidation, dissolution or winding up of United HealthCare, whether voluntary or involuntary, the holders of such Preferred Stock shall be entitled to receive out of the assets of United HealthCare an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to the amount per share set forth in the applicable Prospectus Supplement as the liquidation preference of such series, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of United HealthCare ranking junior as to liquidation rights to the such Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Liquidation Stock"); provided, that such rights shall accrue to the holders of such Preferred Stock only in the event that United HealthCare's payments with respect to the liquidation preferences of the holders of capital stock of United HealthCare ranking senior as to liquidation rights to such Preferred Stock (such capital stock being referred to herein as "Senior Liquidation Stock") are fully met. The entire assets of United HealthCare available for distribution after the liquidation preferences of any Senior Liquidation Stock are fully met shall be distributed ratably among the holders of such Preferred Stock and any other capital stock of United HealthCare which ranks on a parity as to liquidation rights with such Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preference of the shares of such Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by United HealthCare. Neither a consolidation or merger of United HealthCare with another corporation nor a sale or transfer of all or part of the United HealthCare's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of United HealthCare for purposes of this paragraph.

VOTING RIGHTS

     Unless otherwise provided in the Prospectus Supplement relating to an offered series of Preferred Stock, the holders of such Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. If such Preferred Stock is cumulative Preferred Stock, whenever dividends on such Preferred Stock shall be in arrears in an amount equal to at least six dividends (whether or not consecutive), the holders of such Preferred Stock (voting separately as a single class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are then exercisable) will be entitled to vote for and elect two additional directors. Such right of the holders of such Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, until dividends in default on such outstanding shares of such Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence and to any continuing rights of holders of such Parity Dividend Stock). If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of such Preferred Stock (and of such Parity Dividend Stock, if any) entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Corporation shall be increased by two, and the holders of such Preferred Stock (voting separately as a single class with all such Parity Dividend Stock, if any) shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the persons so elected as directors shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment). In case of any vacancy occurring among the directors so elected by the holders of such Preferred Stock (and of such Parity Dividend Stock, if any), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of such Preferred Stock (and of such Parity Dividend Stock, if any). If both directors so elected by the holders of such Preferred Stock (and of such Parity Dividend Stock, if any) shall cease to serve as directors before their terms shall expire, the holders of such Preferred Stock (and of such Parity Dividend Stock, if any) then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. If holders of such Preferred Stock become entitled to vote for directors pursuant to the foregoing provisions, they will not have the right to cumulate their votes.

     Unless otherwise provided in the Prospectus Supplement relating to an offered series of Preferred Stock, United HealthCare will not authorize, create or issue any shares of any other class or series of capital stock ranking senior to such Preferred Stock as to dividends or upon liquidation without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of such Preferred Stock. A series of the Preferred Stock may also have other voting rights, for example, upon the occurrence of other specified events or relative to the taking of other specified actions. Any such special voting rights will be set forth in the Prospectus Supplement relating to such series of Preferred Stock.

OUTSTANDING SERIES A PREFERRED

     United HealthCare presently has authorized and outstanding 500,000 shares of Series A Preferred. Holders of Series A Preferred are entitled to receive a liquidation preference of $1,000 per share plus accrued and unpaid dividends in the event of any liquidation, dissolution or winding up of United HealthCare, whether voluntary or involuntary, and to receive cumulative cash dividends, payable quarterly, at the rate per annum of 5.75% of the Series A Preferred's liquidation preference.

     Series A Preferred is redeemable at the option of United HealthCare on and after October 1, 1998, at prices declining from 104.025% of the Series A Preferred's liquidation preference in 1998 to 100% thereof on and after October 1, 2005, plus accrued and unpaid dividends. If the Series A Preferred has not been redeemed or converted prior to October 1, 2005, United HealthCare is required to redeem the Series A Preferred on such date at a price equal to 100% of its liquidation preference plus accrued and unpaid dividends. The Series A Preferred is convertible into Common Stock at the option of the holder at a current conversion price of $49.48 per share of Common Stock, subject to adjustment in certain events.

     If the equivalent of six or more quarterly dividends (whether or not consecutive) on the Series A Preferred are in arrears or if United HealthCare fails to make certain required mandatory redemptions of the Series A Preferred, the holders of the Series A Preferred, voting as a separate class, will become entitled to elect two directors to United HealthCare's Board of Directors. United HealthCare is not permitted to issue any Preferred Stock which ranks senior to the Series A Preferred as to dividends or distributions upon liquidation without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred. The consent of the holders of Series A Preferred is not required in order for United HealthCare to authorize or issue Preferred Stock which ranks on a parity with or junior to the Series A Preferred as to dividends or distributions upon liquidation.

     The foregoing is a brief description of the rights and preferences of the Series A Preferred and is qualified in its entirety reference to the certificate of designation establishing the Series A Preferred, a copy of which is filed or incorporated by reference as an exhibit to United HealthCare's most recent Annual Report on Form 10-K.

                          DESCRIPTION OF COMMON STOCK

     A description of United HealthCare's Common Stock is set forth in its Registration Statement on Form 8-A dated September 20, 1992, which is incorporated herein by reference. Copies thereof may be obtained in the manner described under "Incorporation of Certain Documents by Reference."

                              PLAN OF DISTRIBUTION

     United HealthCare may offer and sell the Securities from time to time directly to one or more purchasers, through agents designated from time to time, or through underwriters or dealers. The Prospectus Supplement with respect to an offering of the Securities will set forth the terms of such offering, including the names of any agents or underwriters, the purchase price of the Securities, the proceeds to United HealthCare from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

     If so indicated in the Prospectus Supplement relating to any Securities offered thereby, United HealthCare will authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase such Securities from United HealthCare at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in such Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Any underwriter, dealer or agent participating in the distribution of Sscurities may be deemed to be an underwriter, and any discounts or commissions received by it on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers or agents may be entitled, under agreements which may be entered into with United HealthCare, to indemnification by United HealthCare against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such persons may be required to make in respect thereof. Underwriters, dealers, agents and their affiliates may engage in other transactions with or provide services to United HealthCare in the ordinary course of business.

     Unless otherwise indicated in the applicable Prospectus Supplement, all Securities (other than Common Stock) will be new issues of securities with no established trading market. Any underwriters to whom Securities are sold by United HealthCare for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Securities.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1996 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, of United HealthCare Corporation incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     With respect to the unaudited interim financial information of United HealthCare Corporation for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not "reports" or "parts" of the Prospectus prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby has been passed upon for United HealthCare by the General Counsel of United HealthCare.

================================================================================





  TABLE OF CONTENTS                                         $200,000,000

                                       PAGE
                                      -----
UNITED HEALTHCARE CORPORATION
Available Information...............      3
Incorporation of Certain Documents
 by Reference.......................      3               DEBT SECURITIES,
United HealthCare Corporation.......      4
Risk Factors........................      4
Use of Proceeds.....................      8             PREFERRED STOCK, AND
Description of Debt Securities......      8
Description of Preferred Stock......     20
Description of Common Stock.........     25                 COMMON STOCK
Plan of Distribution................     25
Experts.............................     26
Legal Matters.......................     26




                                                             ___________

                                                              PROSPECTUS
                                                             ___________







                                                        _______________, 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC Registration Fee...................................   $59,000
     Accounting Fees and Expenses...........................   $10,000
     Legal Fees and Expenses................................   $20,000
     Blue Sky, Legal Investment and related fees
             and expenses...................................   $ 1,000
     Miscellaneous (including listing fees, if applicable)..   $ 5,000
                                                               -------
          Total.............................................   $95,000

     All fees and expenses other than the SEC Registration Fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding, by reason of the former or present official capacity (as defined) of such person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or complete civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     United HealthCare's Bylaws provide for the indemnification of such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent of permitted by Section 302A.521 of the Minnesota Business Corporation Act.

     United HealthCare maintains a standard policy of officers' and directors' insurance.

ITEM 16.  LIST OF EXHIBITS

     1    Form of Underwriting Agreement

     4.1  Form of Senior Indenture

     4.2  Form of Subordinated Indenture

     4.3  Form of Preferred Stock Certificate of Designations

     5    Opinion of the General Counsel of United HealthCare

    23.1  Consent of Arthur Andersen  LLP

    23.2  Consent of the General Counsel of United HealthCare (included in
          Exhibit 5 to this Registration Statement)

     24   Powers of Attorney

     25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee (to be filed by amendment)

ITEM 17.  UNDERTAKINGS

     Reg. S-K, Item 512(a) Undertaking:  The undersigned registrant hereby
     ---------------------------------
undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Reg. S-K, Item 512(b) Undertaking: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Reg. S-K, Item 512(h) Undertaking: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Reg. S-K, Item 512(j) Undertaking: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on January 20, 1998.

                                    UNITED HEALTHCARE CORPORATION


                                    By /s/ David J. Lubben
                                      _____________________________________
                                      David J. Lubben, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 1998.

            Signature                               Title
            ---------                               -----

/s/ William W. McGuire, M.D.     President, Chief Executive Officer and Director
----------------------------
William W. McGuire, M.D.         (principal executive officer)

/s/ David P. Koppe               Chief Financial Officer (principal financial
----------------------------
David P. Koppe                   officer and principal accounting officer)

            *                    Director
----------------------------
William C. Ballard, Jr.

            *                    Director
----------------------------
Richard T. Burke

            *                    Director
----------------------------
James A. Johnson

                                 Director
----------------------------
Thomas H. Kean

            *                    Director
----------------------------
Douglas W. Leatherdale

            *                    Director
----------------------------
Walter F. Mondale

            *                    Director
----------------------------
Mary O. Mundinger

            *                    Director
----------------------------
Robert L. Ryan

            *                    Director
----------------------------
Kennett L. Simmons

            *                    Director
----------------------------
William G. Spears

            *                    Director
----------------------------
Gail R. Wilensky

*By /s/ David J. Lubben
   -------------------------
        David J. Lubben
      As Attorney-In-Fact